SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2017

________________________________________________________________

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100
Austin, Texas, 78744
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 8.01     Other Events.

On November 7, 2017, Bill Alexander’s employment as the Chief Technologist of Ideal Power Inc., a Delaware corporation (the “Company”), was terminated for cause pursuant to the terms of his employment agreement dated September 16, 2014. The Company recently discovered that Mr. Alexander, at the time that he was an executive officer and director of the Company, pledged shares of common stock as collateral for a personal loan in violation of the Company’s insider trading policy and code of conduct. Under the terms of his employment agreement, Mr. Alexander will not be paid any severance in connection with the termination of his employment for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2017	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer